EXHIBIT (11)
                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
  State Street Research Capital Trust:


         We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of the State Street Research Capital Trust on Form N-1A (Securities Act of 1933 File No. 2-86271) of our reports dated November 3, 1995, on our audits of the financial statements and the financial highlights of State Street Research Small Capitalization Growth Fund for the year ended September 30, 1995 and the State Street Research Small Capitalization Value Fund for the period February 13, 1995 (commencement of operations) to September 30, 1995. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants" in the Registration Statement.



                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------
                                                    COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
January 30, 1996